Discounted Stock Options, Section 409A & CNET Networks’ Tender Offer Exhibit (a)(1)(j)

CONFIDENTIAL
Meeting Objectives
• Clarify which stock options are adversely impacted by
section 409A of the IRS Tax Code.
•
Explain CNET Networks’
solution or “fix”
for those options.
•
What’s the benefit of participating in the fix.
•
What happens if you don’t participate.

CONFIDENTIAL
Why are we here today?
•
Some of your unexercised stock options are subject to negative tax implications based on section 409A of IRS Tax Code. [Referred to as
409A options]
•
409A options were included in a portion of these grants:
•
3/15/01
•
4/9/01
•
6/18/01
•
7/18/01
•
10/8/01
•
6/24/03
•
CNET Networks has a solution that will allow you to avoid adverse personal tax consequences for these 409A options.
•
Your participation in the solution requires an election by you.
•
You are not required to participate.
•
If you do not participate you will have adverse income tax
consequences for which you will be solely responsible.

CONFIDENTIAL
How did I get options subject to 409A tax
treatment?
• CNET Networks used incorrect grant measurement dates
for financial reporting purposes which resulted in
discounted options.
• Discounted options defined:
•
The price on the revised measurement date was determined to be higher than the price on the original grant date and the options are deemed discounted for accounting purposes.

CONFIDENTIAL
CNET Networks’
Solution: Tender Offer
• CNET Networks is committed to providing a solution to fix
the discounted options.
• What is the solution?
•
Amend options to adjusted price on revised measurement date,
AND
•
Provide cash payment to reimburse employees the difference
between the original option price and the adjusted price.
•
Only the options impacted by 409A require the
“fix”
and are
eligible for the cash payment.
• Your consent to the offer permits CNET Networks to
implement the solution for you.

CONFIDENTIAL
Which options are affected?
• Options subject to 409A meet all of the following criteria:
•
Options are granted at a price below stock’s fair market value
(FMV) on grant date AND
•
Options are from these grant dates AND
•
3/15/01
•
4/9/01
•
6/18/01
•
7/18/01
•
10/8/01
•
6/24/03
•
Only options that are unvested as of 12/31/04 and are currently outstanding are subject to 409A.

CONFIDENTIAL
CNET Networks’
Solution: Tender Offer
(1) Amend unexercised 409A options to increase the option price
•
New option price will equal the fair market value on the measurement date for financial reporting purposes.
•
All other terms will remain the same (including the number of shares, vesting schedule and expiration date).
AND
(2) Cash payment
•
Equal to the difference between the original exercise price and the amended exercise price multiplied by the number of 409A options.
•
Cash payment to be made on the first payroll date following January 1,
2008, less applicable withholding tax. (Timing is in accordance with guidelines under Section 409A.)
Only the eligible portion of a 409A option grant may be amended through the tender offer:
•
Unvested as of 12/31/04.
•
Outstanding as of the expiration of the tender offer.

CONFIDENTIAL
In both examples, it is assumed that all 409A options are exercised at the market price of $11.00 in 2007.
at  Exercise
(Before Income Tax)
(Before Income Tax)
[ a ] Under Federal and State 409A provisions, interest penalties will also apply.
The CNET Networks Solution
The examples below illustrate the difference between accepting and declining the tender offer.
Assumptions:
Options Subject to IRS 409A treatment 1,000
Original Exercise Price 5.00 $
Adjusted Exercise Price 7.00 $
Market Price 11.00 $
Net Pre-Tax
Example 1: Accept Tender Offer Options Value Gain
Re-Priced value (Net Value = Market Price - Adjusted Price) 1,000 4.00 $     4,000 $
Cash Reimbursement for lost value (Net Value = Adjusted Price - Original Price) 1,000 2.00 $     2,000 $
Total Return 6,000 $
Net Pre-Tax
Example 2: Decline Tender Offer Options Value Gain
Unadjusted Gain (Net Value = Market Price - Original Price) 1,000 6.00 $     6,000 $
Federal Excise Tax  20% (1,200) $
California Excise Tax 20% (1,200) $
Total Return [a] 3,600 $

CONFIDENTIAL
Who is Eligible for the Tender Offer
• Must be an employee as of the expiration date of the
Tender Offer (4/4/07) and subject to federal income tax in
the United States.
• For any grant date, you cannot elect to tender just a
portion of 409A options.  You must tender all of them.

CONFIDENTIAL
What Do I Do to Participate in the Solution
• You must complete the CNET Networks Election Form.
• Your completed Election Form needs to be sent to Darrell
Hong at CNET Networks SF Office.
• Delivery must be via email, fax or hand delivered.
•
Election forms sent via interoffice mail, overnight delivery services or the US Mail will not be acceptable forms of delivery.
• Your election form must be received by 11:59 pm PST on
April 4
th
, 2007.
•
Election forms received after 11:59 pm PST will not be accepted.
• Email confirmation will be issued to you within 2 business days after receipt.
• Participation in this Tender Offer is completely voluntary.

CONFIDENTIAL
Tender Offer Documents &
Personalized Election Form
• You have received an email that includes:
• Personalized Addendum describing your eligible options as of March 7,
2007
• Hyperlinks to:
• A copy of the Offer to Amend Certain Options
• Q&A Section to answer questions
• Election Form
• Withdrawal Form
• By Friday, March 9
th
, at home, you will receive a mail packet that includes:
• Personalized Addendum describing your eligible options as of March 7, 2007
• Copy of the Offer to Amend Certain Options
• Q&A Section to answer questions
• Election Form
• Withdrawal Form

CONFIDENTIAL
What happens if I don’t participate?
•
You will not receive the benefits of CNET Networks’
solution:
•
No amended option price
•
No cash payment in 2008
•
You will be responsible for the tax implications:
•
Potential federal income taxation prior to exercise
•
20% additional federal tax
•
Potential federal interest
•
Potential parallel state income tax and interest
•
There will be no reimbursement for 409A taxes and interest.
•
If you don’t amend and don’t exercise your 409A options, you will be taxed each year until exercise or expiration of the discounted options.
•
This solution is a one-time offer to prevent future adverse tax consequences.

CONFIDENTIAL
Tender Offer Timeline
• Tender Offer Begins: March 7th, 2007.
• Tender Offer Expires: April 4th, 2007.
•
Election forms need to be sent to Darrell Hong at CNET Networks
SF Office.
•
All elections MUST be received by 11:59 PM (Pacific Time) on
April 4th, 2007.
•
Delivery must be via email, fax or hand delivered.
•
Late submissions will not be accepted.
• Only way to participate in the Tender Offer:
•
Submit your election form (form was emailed to you)
• Email confirmation will be issued to you within 2 business days after receipt.
• Participation in this Tender Offer is completely voluntary.

CONFIDENTIAL
What if I still have questions?
• Questions on this presentation should be directed to
David Bernstein at (415) 344-1882 or via email at,
optionsinfo@cnet.com.
• Questions on your personalized Addendum or the
Election or Withdrawal forms/process should be directed
to Darrell Hong at (415) 344-2461 or
Darrell.Hong@cnet.com .

CONFIDENTIAL
Tax Advice
• Taxation of stock option transactions can be very
complicated.
• CNET policy prohibits any employees from providing
personal income tax advice to any other employee.
• This presentation is general and you should consult with
your personal tax advisor for advice relevant to your
specific situation.

CONFIDENTIAL
Important Information
THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY
AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF
AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND
THE OFFER TO AMEND ARE MADE ONLY PURSUANT TO AN
OFFER TO AMEND AND RELATED MATERIALS THAT CNET
NETWORKS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (“SEC”) ON MARCH 7, 2007 AS PART OF AN
OFFERING MEMORANDUM. OPTION HOLDERS WHO ARE
ELIGIBLE TO PARTICIPATE IN THE TENDER OFFER SHOULD
READ THE OFFER TO AMEND AND THE RELATED MATERIALS
CAREFULLY BECAUSE THEY CONTAIN IMPORTANT
INFORMATION ABOUT THE TENDER OFFER.  OPTION HOLDERS
MAY OBTAIN A COPY OF THE OFFER TO AMEND AND THE
RELATED MATERIALS FREE OF CHARGE FROM THE SEC’S
WEBSITE AT WWW.SEC.GOV OR FROM CNET NETWORKS.

CONFIDENTIAL
Circular 230 Disclaimer Notice
• Any tax advice included in this presentation was not
intended or written to be used, and it cannot be used by
the taxpayer, for the purpose of avoiding any penalties
that may be imposed by any governmental taxing
authority or agency;
• This tax advice was written to support the promotion of
the matter addressed by the presentation; and
•
The taxpayer should seek advice based on the taxpayer’s
particular circumstances from an independent tax advisor.